Exhibit 99.3
                             SOUTHERN POWER COMPANY

                                OFFER TO EXCHANGE
                                 ALL OUTSTANDING
                 4.875% SENIOR NOTES, SERIES C DUE JULY 15, 2015
               FOR 4.875% SENIOR NOTES, SERIES D DUE JULY 15, 2015
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933


To Our Clients:

         Enclosed for your consideration is a Prospectus, dated __________ ___, 200__ (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), concerning the offer (the "Exchange Offer") of Southern Power Company (the "Company") to exchange its 4.875% Senior Notes, Series D due July 15, 2015, which have been registered under the Securities Act of 1933, as amended (the "Exchange Senior Notes"), for its outstanding 4.875% Senior Notes, Series C due July 15, 2015 (the "Original Senior Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated July 8, 2003, by and among the Company and the initial purchasers referred to therein. Original Senior Notes may be tendered in integral multiples of $1,000.

         This material is being forwarded to you as the beneficial owner of the Original Senior Notes held by us for your account or benefit but not registered in your name. A tender of such Original Senior Notes may only be made by us as the holder of record and pursuant to your instructions.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Senior Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to exchange your Original Senior Notes.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Senior Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on __________ ___ 200__, unless extended by the Company (the "Expiration Date"). Any Original Senior Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

         Your attention is directed to the following:

1.                The Exchange Offer is for any and all Original Senior Notes.

2. The terms of the Exchange Senior Notes are identical in all material respects to the terms of the Original Senior Notes, except that certain transfer restrictions and registration rights applicable to the Original Senior Notes are not applicable to the Exchange Senior Notes.

3. The Exchange Offer is subject to certain customary conditions set forth in the Prospectus in the section captioned "THE EXCHANGE OFFER--Conditions."

4. Any transfer taxes incident to the transfer of Original Senior Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the instructions in the Letter of Transmittal.

         If you wish to have us tender your Original Senior Notes, please so instruct us by completing, executing and returning to us the instruction form attached to this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Senior Notes. None of the Original Senior Notes held by us for your account or benefit will be tendered unless we receive written instructions from you to do so.

         The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Original Senior Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Southern Power Company with respect to its Original Senior Notes and confirms the representations and warranties that you will be making on behalf of the undersigned contained in the Letter of Transmittal.

         This will instruct you to tender the Original Senior Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

         The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.


         Please tender the Original Senior Notes held by you for my account as indicated below:

           4.875% Senior Notes, Series C due July 15, 2015:  $
           (Aggregate Principal Amount of Original Senior Notes)

         Please do not tender any Original Senior Notes held by you for my account.


Dated:                     , 200__
       --------------------

Signature(s):
               ----------------------------------------------------------------

Print Name(s):
                ---------------------------------------------------------------

Print Address(es):
                    -----------------------------------------------------------

Area Code and Telephone Number(s):
                                    -------------------------------------------

Tax Identification or Social Security Number(s):
                                                  -----------------------------


         None of the Original Senior Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Senior Notes held by us for your account.